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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       February 18, 2000


                      CORT BUSINESS SERVICES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                       1-14146             54-1662135
(STATE OR OTHER JURISDICTION          (COMMISSION          (I.R.S. EMPLOYER
   OF INCORPORATION)                   FILE NUMBER)        IDENTIFICATION NO.)


11250 WAPLES MILL ROAD, SUITE 500
FAIRFAX, VIRGINIA                                              22030
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE                (703) 968-8500
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ITEM 1. CHANGE IN CONTROL OF THE REGISTRANT

     On February 18, 2000, the previously announced tender offer (the "Offer") by a subsidiary of Wesco Financial Corporation, a Delaware corporation, for all of the outstanding shares (the "Shares") of CORT Business Services Corporation, a Delaware corporation (the "Company") for $28.00 per Share was successfully completed. The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Wesco Financial Corporation, Wesco Holdings Midwest, Inc., a Nebraska corporation ("Parent"), and C Acquisition Corp., a Delaware corporation ("Purchaser").

     On March 3, 2000, pursuant to the Merger Agreement, Purchaser merged with and into the Company with the Company as the surviving corporation (the "Merger"). The approval of the holders of the Shares was not required to effect the Merger pursuant to the applicable provisions of the Delaware General Corporation Law. The Shares issued and outstanding immediately prior to the effective time of the Merger (other than Shares held in the treasury of the Company or owned by any of its subsidiaries or owned by Parent, Purchaser or any other wholly owned subsidiary of Parent) were converted, subject to any appraisal rights, into the right to receive $28.00 per Share in cash, without interest thereon. Upon the effective time of the Merger, Parent owned 100% of the Shares. The total amount of funds required to complete the Offer and the Merger and pay the fees and expenses of the Offer and the Merger, was approximately $384 million (which amount includes the $361 million required to pay for Shares purchased in the Offer).

     On March 3, 2000, the Board of Directors of the Company was reconstituted and currently consists of Warren Buffett, Marc Hamburg, Paul Arnold and Charles Egan.

     A copy of the press release announcing the completion of the Offer is attached hereto as Exhibit 99.1. A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.2.


ITEM 7. EXHIBITS

99.1 Press Release issued by CORT Business Services Corporation and Wesco Financial Corporation on February 18, 2000.

99.2 Press Release issued by CORT Business Services Corporation and Wesco Financial Corporation on March 3, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CORT BUSINESS SERVICES CORPORATION

                                     /s/  FRANCES ANN ZIEMNIAK
                                     -----------------------------------
Date:  March 3, 2000                 By: Frances Ann Ziemniak
                                     Executive Vice President and
                                     Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit No.  Description

99.1 Press Release issued by CORT Business Services Corporation and Wesco Financial Corporation on February 18, 2000.

99.2 Press Release issued by CORT Business Services Corporation and Wesco Financial Corporation on March 3, 2000.